FOUNDER WARRANT ESCROW AGREEMENT

FOUNDER WARRANT ESCROW AGREEMENT, dated as of [___], 2008 (this “Agreement”), by and among Consumer Partners Acquisition Corp., a Delaware corporation (the “Company”), PJC Consumer Partners Acquisition I, LLC, Aria Select Consumer Fund LP, Aria Partners LP, Aria Partners II LP, Aria Partners (Cayman) Ltd. and Kata Ltd. (the “Founders”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated [___], 2008 (the “Underwriting Agreement”), with Broadband Capital Management, LLC, as representative of the underwriters (“Broadband”), pursuant to which, among other matters, the underwriters have agreed to purchase units (the “Units”) of the Company. Each Unit consists of two shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant, each warrant to purchase one share of Common Stock (the “Warrant”), all as more fully described in the Company’s final Prospectus, dated [___], 2008 (the “Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-148396) under the Securities Act of 1933, as amended (the “Registration Statement”), declared effective on [___], 2008 (the “Effective Date”).

WHEREAS, the Founders have agreed to purchase, in a private placement that will occur immediately prior to the closing of the sale of the Units (the “Offering”), 5,000,000 warrants (collectively, the “Founder Warrants”) at a purchase price of $1.00 per Founder Warrant.

WHEREAS, the Founders have agreed, as a condition of the sale of the Units to Broadband, to deposit the Founder Warrants in escrow as hereinafter provided.

WHEREAS, the Company and the Founders desire that the Escrow Agent accept the Founder Warrants, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties agree as follows:

1. Appointment of Escrow Agent. The Company and Founders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Founder Warrants. On or before the Effective Date, the Founders shall deliver to the Escrow Agent certificates representing their respective Founder Warrants, to be held and disbursed subject to the terms and conditions of this Agreement. The Founders acknowledge that such certificates representing their respective Founder Warrants each bear a legend reflecting the deposit of such Founder Warrants under this Agreement.

3. Disbursement of the Founder Warrants. The Escrow Agent shall hold the Founder Warrants until the later of the consummation of the Company’s initial business combination (as described in the Registration Statement) (the “Escrow Period”), at which time it shall, upon joint written instructions from the Company and, only with respect to the Founder’s Founder Warrants owned by such Founder, the Founders, disburse the Founder Warrants (and any applicable instrument of transfer) to the Founders or their Permitted Transferees; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.8 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificate representing the Founder Warrants. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of all of the Founder Warrants in accordance with this Section 3.

4. Restrictions on Transfer of the Founder Warrants. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Founder Warrants except to persons or entities controlling, controlled by, or under common control with the Founders, or to any stockholder, member, partner or limited partner of any such person or entity (the “Permitted Transferees”); in each case, such transferee will be subject to the same transfer restrictions as the Founders until after the Company completes its initial business combination; provided, however, that such transfers may be implemented only upon the respective Permitted Transferee’s written agreement to be bound by the terms and conditions of this Agreement and the Insider Letter executed by each Founder, the Company and Broadband. During the Escrow Period, neither the Founders nor any Permitted Transferee shall pledge or grant any security interest in the Founder Warrants or grant any security interest in its rights under this Agreement without the prior written consent of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless the Escrow Agent shall have given its prior written consent thereto.

5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim that, in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Founder Warrants held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt by the Escrow Agent of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Founder Warrants or it may deposit the Founder Warrants with the clerk of any appropriate court or it may retain the Founder Warrants pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Founder Warrants are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. The Escrow Agent shall be entitled to the fees set forth on Schedule A hereto for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company and the Founders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure the Escrow Agent that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice thereof and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Founder Warrants held hereunder. If no new escrow agent is appointed by the Company within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Founder Warrants with any court it reasonably deems appropriate.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent subject to all the terms of this Agreement and the delivery, by the Escrow Agent, of the Founder Warrants to such successor escrow agent.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1 Waiver of Claims against Trust Account. Notwithstanding any other provision of this Agreement, the Escrow Agent confirms its understanding that the Company has established the Trust Account (as defined in the Prospectus) relating to the Units being sold pursuant to the Prospectus. The Escrow Agent acknowledges that the Trust Account will exist for the benefit of the Company’s public stockholders and the monies from the Trust Account may only be disbursed upon the occurrence of certain events as more fully described in the Prospectus. The Escrow Agent agrees that neither it nor any of its affiliates have or will have any right, title, interest or claim in or to the monies in the Trust Account, and the Escrow Agent hereby waives any and all right, title, interest of claim of any kind in or to any distribution of any property held in the Trust Account that it or its affiliates may have now or in the future and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim of any kind against the Trust Account for any reason whatsoever, including in respect of the Company’s indemnification obligations set forth in this Agreement.

6.2 Governing Law. This Agreement shall, for all purposes, be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction (whether of the State of New York or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of New York). Each of the Company, the Founders and the Escrow Agent hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company, the Founders and the Escrow Agent hereby waives any objection to such exclusive jurisdiction and agrees that it shall not object to such jurisdiction on the grounds that such courts represent an inconvenient forum. Any such process or summons to be served upon each of the Company, the Founders and the Escrow Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 6.7 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon each of the Company, the Founders and the Escrow Agent in any action, proceeding or claim.

6.3 Third Party Beneficiaries. The Founders hereby acknowledge that Broadband is an intended third party beneficiary of this Agreement and this Agreement may not be modified or changed without the prior written consent of Broadband.

Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by Broadband and the party against whom such change or modification is to be enforced. This Agreement and any amendment may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

6.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.7 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Consumer Partners Acquisition Corp.
11150 Santa Monica Blvd., Suite 700
Los Angeles, California 90025
Attn: Ted Tawinganone

If to the Founders, to:

PJC Consumer Partners Acquisition I, LLC
c/o Piper Jaffray
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attn: ____________;

Aria Select Consumer Fund LP
11150 Santa Monica Blvd., Suite 700
Los Angeles, California 90025
Attn: Ted Tawinganone;

Aria Partners LP
11150 Santa Monica Blvd., Suite 700
Los Angeles, California 90025
Attn: Ted Tawinganone;

Aria Partners II LP
11150 Santa Monica Blvd., Suite 700
Los Angeles, California 90025
Attn: Ted Tawinganone;

Aria Partners (Cayman) Ltd.
11150 Santa Monica Blvd., Suite 700
Los Angeles, California 90025
Attn: Ted Tawinganone; and

Kata Ltd.
11150 Santa Monica Blvd., Suite 700
Los Angeles, California 90025
Attn: Ted Tawinganone

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson, Chairman

A copy of any notice sent hereunder shall be sent to:

Broadband Capital Management, LLC
712 Fifth Avenue, 49th Floor
New York, New York 10019
Attn: Michael Rapoport

and:

Mintz Levin Cohn Ferris Glovsky and Popeo, PC
The Chrysler Building
666 Third Avenue
New York, New York 10017
Attn: Kenneth R. Koch, Esq.

and:
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell S. Nussbaum, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.8 Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a business combination within the time period(s) specified in the Prospectus.

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IN WITNESS WHEREOF, the undersigned have executed this Founder Warrant Escrow Agreement as of the date first written above.

CONSUMER PARTNERS ACQUISITION CORP.

By:___________________________
Name: Dana D. Messina
Title: Chief Executive Officer

PJC CONSUMER PARTNERS ACQUISITION I, LLC

By:___________________________
Name: ________________
Title: _________________

ARIA SELECT CONSUMER FUND LP

By:___________________________
Name: Dana D. Messina
Title: Managing Partner

ARIA PARTNERS LP

By:___________________________
Name: Dana D. Messina
Title: Managing Partner

ARIA PARTNERS II LP

By:___________________________
Name: Dana D. Messina
Title: Managing Partner

ARIA PARTNERS (CAYMAN) LTD.

By:___________________________
Name: Dana D. Messina
Title: Managing Partner

KATA LTD.

By:___________________________
Name: Dana D. Messina
Title: Managing Partner

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY

By:____________________________
Name: Steven G. Nelson
Title: Chairman

SCHEDULE A

ESCROW AGENT FEES